Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

AMENDED AND RESTATED WARRANT

to Purchase 4,112,500 Shares of Common Stock

of

MAIR Holdings, Inc.

This Amended and Restated Warrant (the “Warrant”), dated as of August 29, 2005, certifies that for value received, Northwest Airlines, Inc., a Minnesota corporation (“Northwest”), or its permitted assigns, is entitled to subscribe for and purchase from MAIR Holdings, Inc., a Minnesota corporation (the “Company”), at any time after the date hereof up to and including 5:00 p.m. Minneapolis, Minnesota time on August 28, 2015 (the “Expiration Date”), 4,112,500 fully paid and nonassessable shares (subject to adjustment as herein provided) of the Common Stock of the Company at the price of $8.74 per share (the “Exercise Price”).  Contemporaneous with the issuance of this Warrant, Northwest shall present to the Company for cancellation the existing Stock Purchase Warrants issued by the Company to Northwest on each of October 25, 1996, June 4, 1997, April 1, 1998 and June 2, 1998, all exercisable for an aggregate of 4,151,922 shares of the Company’s Common Stock.

The shares which may be acquired upon exercise of this Warrant (as adjusted in accordance with the terms hereof and together with such other securities receivable in accordance with the terms hereof) are referred to herein as the “Warrant Shares.”  As used herein, the term “Holder” means Northwest or any party who acquires all or a part of this Warrant as a registered transferee of Northwest.  As used herein, the term “Common Stock” means and includes the Company’s presently authorized common stock, par value $0.01 per share.

This Warrant has been issued to Northwest in consideration of that certain Airline Services Agreement, dated August 29, 2005, between Northwest and Mesaba Aviation, Inc. (“Mesaba”) (the “ASA “) and in consideration of that certain Agreement, dated August 29, 2005, between Northwest and the Company.  This Warrant is subject to the following provisions, terms, and conditions:

1.                                       Exercise and Issuance of the Warrant Shares.  The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the Expiration Date and accompanied by or preceded by the surrender of this Warrant and a check in payment of the

Warrant Exercise Price for such shares.  The Company agrees that the shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.  Certificates for the Warrant Shares so purchased shall be delivered to the Holder as soon as practicable after the purchase rights represented by this Warrant shall have been so exercised, but in no event longer than three (3) business days, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Share, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.  This Warrant may not be exercised in part for the purchase of any number of Warrant Shares less than 50,000, unless such number represents the total number of Warrant Shares then remaining subject to purchase pursuant to this Warrant.

2.                                       Exchange and Replacement.  Subject to Section 6 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement.

3.                                       Vesting.  This Warrant shall become exercisable in installments in accordance with the following schedule:  60% of the Warrant Shares upon delivery to Mesaba, pursuant to the ASA, of the 15th CRJ-200 or CRJ-440 aircraft, and an additional 4% of the Warrant Shares on each of the ten dates on which an additional CRJ-200 or CRJ-440 aircraft is delivered to Mesaba pursuant to the ASA.  This Warrant will expire on the Expiration Date unless terminated earlier pursuant to the terms hereof.

4.                                       Covenants of the Company.  The Company covenants and agrees that all Warrant Shares issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be validly issued, fully paid, nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that until the expiration of this Warrant it will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its Common Stock to provide for the exercise of the purchase rights represented by this Warrant.

5.                                       Securities Regulations.  The Company shall not be required to deliver any certificate for the Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws.  The Holder shall also provide the Company with written representations from the Holder and the proposed transferee satisfactory to the Company regarding the transfer or, at the election of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the Warrant Shares.  Upon receipt by the Company of such written notice and either such representations or opinion, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the Warrant Shares, all in accordance with the notice delivered by such Holder to the Company, provided that an appropriate legend, if any, respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for the Warrant Shares.  The Company acknowledges that the Warrant Shares are subject to registration by the Company pursuant to that certain Registration Rights Agreement dated as of August 29, 2005 between the Company and Northwest.  The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemption relied upon by the Company, or the registration made, for the issuance of the Warrant Shares.

6.                                       Transfer of Warrant.  This Warrant shall not be transferable or assignable by Northwest and may be exercised only by Northwest; provided, however, that Northwest may transfer or assign this Warrant to any affiliate (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Northwest and any successor corporation (or other entity) resulting from its merger, consolidation, or other reorganization or the sale of all or substantially all of its assets.

7.                                       Adjustments to Warrant Shares.  In case the Company shall declare a stock dividend or other distribution upon its common stock payable in common stock of the Company, then the total maximum number of Warrant Shares issuable upon the exercise of this Warrant shall be increased by an amount equal to the number of shares of common stock which would have been issued to the Holder as a result of the issuance of such dividend or other distribution if, immediately prior to the record date relating to such dividend or other distribution, the Holder had exercised its purchase rights under this Warrant with respect to the total number of Warrant Shares then remaining subject to purchase.  The Exercise Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced.

8.                                       Adjustment to Exercise Price.  In case the Company shall at any time subdivide or split its outstanding shares of common stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely, in case the outstanding shares of common stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.  Upon each adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter be entitled to purchase, at the then applicable Exercise Price, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the applicable Exercise Price resulting from such adjustment.

9.                                       Reorganization or Reclassification.  If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified in this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock of the Company equal to the number of Warrant Shares immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provision for adjustments of the then applicable Exercise Price and of the number of shares or other kinds of securities or other property receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant.  The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the surviving corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

10.                                 Notice of Adjustments.  Upon any adjustment of the Exercise Price or the number of Warrant Shares or other kinds of securities or other property receivable upon exercise of this Warrant, then and in each case the Company shall give written notice thereof, by nationally recognized overnight courier service to the Holder at the address set forth below or such other address specified by Holder pursuant to Section 12 hereof, which notice shall state the then applicable Exercise Price resulting from such adjustment, the increase or decrease, if any, in the number of Warrant Shares or other kinds of securities or other property receivable upon exercise of this Warrant and set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

11.                                 Notice of Certain Events.  In case any time:

(i)                                     the Company shall pay or make any stock dividend or other distribution payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(ii)                                  the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(iii)                               there shall be any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to, another corporation; or

(iv)                              there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, at least 21 days prior to the applicable date specified below, the Company shall give written notice, by nationally recognized overnight courier service, addressed to the Holder at the address specified by Holder pursuant to Section 12 below, of the date on which (aa) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.  Failure to give such notice or any defect therein shall not affect the legality or validity of any such proceeding or transaction and shall not affect the right of the holder to participate in any said dividend, distribution, subscription or exchange.

12.                                 Notices.  All notices or other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given and received when delivered personally or one business day after being sent by a nationally recognized overnight courier service to the parties at their respective addresses stated below.  All such notices or other communications shall be delivered as follows:

if to Northwest:	Northwest Airlines, Inc.
2700 Lone Oak Parkway
Dept. A4400
Eagan, MN 55121
Attention: Chief Financial Officer

Northwest Airlines, Inc.
2700 Loan Oak Parkway
Dept. A6110
Eagan, MN 55121
Attention: Vice President Network Planning

with a copy to:	Northwest Airlines, Inc.
2700 Lone Oak Parkway
Dept. A1180
Eagan, MN 55121
Attention: General Counsel

if to the Company:	MAIR Holdings, Inc.
150 South Fifth Street, Suite 1360
Minneapolis, MN 55402
Attention: Chief Executive Officer

with a copy to:	MAIR Holdings, Inc.
150 South Fifth Street, Suite 1360
Minneapolis, MN 55402
Attention: Chief Financial Officer

13.                                 Transfers.  Any permitted transfer of this Warrant may be effected by delivery to the principal office of the Company of a notice in the form attached hereto specifying the party to whom the Warrant has been transferred, and the surrender of this Warrant properly endorsed.  Northwest and each permitted transferee consents and agrees that Northwest may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, in the absence of any actual written notice to the contrary.

14.                                 No Voting Rights.  This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

15.                                 Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant.

16.                                 Early Termination.  Notwithstanding any other provisions set forth in this Warrant to the contrary, the rights of Northwest granted in this Warrant shall terminate (i) immediately upon the termination of the ASA, if the ASA is terminated by Northwest (provided, that if Northwest terminates the ASA pursuant to Section 10.02, Sections 10.03(a)-(i) or Section 10.03(k), this Warrant shall terminate only with respect to any Warrant Shares that have not yet vested pursuant to Section 3 hereof) or (ii) 30 days after Northwest’s receipt of notice from Mesaba of Mesaba’s termination of the ASA, if the ASA is terminated as the result of such notice.

17.                                 Amendments.  Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the day and year first above written.

MAIR HOLDINGS, INC.

By	/s/ Paul F. Foley
Paul F. Foley
Chief Executive Officer

NOTICE OF EXERCISE OF WARRANT

(To be executed by the registered holder

if such holder desires to exercise the Warrant.)

TO:                            MAIR Holdings, Inc.

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash                              of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of:

(Print Name)

Please insert social security or other tax
Identification number of registered
Holder of certificate:
Address:

Dated:
Signature*

* The signature on the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

FORM OF ASSIGNMENT

(To be executed by the registered holder

if such holder desires to transfer the Warrant.)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                            the right to purchase all or a portion of the securities of MAIR Holdings, Inc. to which the within Warrant relates (as specified below) and appoints                                                   , attorney, to transfer said right on the books of MAIR Holdings, Inc. with full power of substitution in the premises.

Dated:
Signature

Address: